UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 1, 2024

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40675 Encyclopedia Circle

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into Material Definitive Agreements

Employment Agreement Extension

On April 1, 2024, the Company extended Employment Agreement (“Agreement”) with Kevin J. Mills, President and Chief Executive Officer (“Executive”). The Agreement replaced employment agreement previously reported in a Form 8-K dated October 6, 2020, that was scheduled to expire on September 30, 2025. The new employment agreement is extended to expire on March 31, 2026.

Under the terms of the Agreement, the Executive’s employment is at will and termination of employment of the Executive may occur at any time. The Agreement defines termination arrangements that apply if the Executive is terminated for Cause as defined in the Agreement, resigns for Good Reason as defined in the Agreement, is terminated due to death or disability, or is otherwise terminated involuntarily.

Should the Executive’s employment be terminated involuntarily, not for Cause, death, disability, or if the Executive resigns for Good Cause, in addition to all accrued but unpaid compensations, he is also entitled under the Agreement to (i) receive a severance equivalent to six (6) months of base salary; (ii) receive reimbursement for payment of COBRA health premiums for the lesser of six (6) months after the termination date or until eligible for alternative health insurance benefits; (iii) purchase from the Company, at book value, certain items purchased for his use. Stock options granted to the Executive shall cease vesting immediately upon the termination date of employment. Vested stock options will be exercisable after termination for the lesser of twenty-four (24) months or the expiration date of the grant. A pro rata portion of unvested Restricted Stocks granted to Executive shall vest as of the termination date, while all other unvested Restricted Stock will immediately terminate and be forfeited.

In the event of voluntary termination with at least a 60-day notice by an Executive with more than ten years of consecutive service to the Company, the Executive’s vested stock options will be exercisable after termination for the remaining life of the grants.

The Agreement also provides for compensation in the event of a Change of Control as defined in the Agreement. This compensation consists of an involuntary termination payment as described above and a payment equal to 1% of the consideration payable in connection with a Change of Control, provided that the price offered for the Company’s common stock is equal to or greater than $5.00 per share.

The new Agreement expires on March 31, 2026, unless the Company fails to provide the Executive with notice of intent to renew or not renew the Agreement at least six months prior to expiration. In such a case, the expiration date of the Agreement shall be six months following the date of notice.

General

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: April 4, 2024

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Employment Agreement